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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to Registration Statements on Form S-8 (Nos. 333-41801, 333-61497, 333-47586 and 333-63604) pertaining to the 1996 Stock Option Plan, as amended, of Salix Pharmaceuticals, Ltd. of our report dated February 2, 2001, with respect to the consolidated financial statements and schedule of Salix Pharmaceuticals, Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.






                                                          /s/  Ernst & Young LLP

Raleigh, North Carolina
December 31, 2001